EXHIBIT 99.1

Spirit Airlines Announces First Quarter 2012 Results
Miramar, Florida (May 1, 2012) - Spirit Airlines, Inc. (NASDAQ: SAVE) today reported first quarter 2012 financial results.

•
Net income for the first quarter 2012 was $23.8 million, or $0.33 per diluted share, excluding special items. GAAP net income was $23.4 million, or $0.32 per diluted share. See "Reconciliation of Adjusted Net Income to GAAP Net Income" table below for additional information.

•
For the first quarter of 2012, the Company achieved an operating margin, excluding special items, of 12.6 percent, up 1.3 points year over year despite a 14.5 percent increase in the average economic fuel cost per gallon compared to the same period last year. Operating margin on a GAAP basis was 12.4 percent for the first quarter of 2012. See "Reconciliation of Adjusted Operating Income to GAAP Operating Income" table below for more details.

•	EBITDAR for the first quarter 2012 was $73.6 million resulting in an EBITDAR margin of 24.4 percent, excluding special items.

•	Spirit ended the first quarter 2012 with $420.8 million in unrestricted cash.

“I'm pleased with how well our team continues to execute on our network expansion. We continue to see a growing number of smart, value-conscious consumers respond favorably to our introduction of low fares to even more places," said Ben Baldanza, Spirit's President and Chief Executive Officer. "Robust demand for our ultra low base fares with a range of optional services for a fee resulted in our revenue growth outpacing our capacity growth."
Revenue Performance
For the first quarter 2012, Spirit's total operating revenue was $301.5 million, an increase of $68.8 million, or 29.6 percent, compared to first quarter 2011. Increased capacity (available seat miles) and a network reorientation in mid-2011 that added capacity in Dallas-Fort Worth, Chicago and Las Vegas contributed to the increase in operating revenues.

Total revenue per available seat mile (“RASM”) increased to 11.65 cents, up 10.1 percent compared to the first quarter 2011, driven primarily by higher operating yields which were up 9.1 percent and a load factor increase of 0.8 points to 84.8 percent.

Total revenue per passenger flight segment (“PFS”) for the first quarter 2012 was $128.33, an increase of 2.7 percent as compared to the first quarter 2011. Spirit has continued its strategy to stimulate traffic by offering low base fares while increasing revenue from non-ticket sources. Average non-ticket revenue for the first quarter 2012 increased 21.3 percent year-over-year to over $50 ($51.68) per PFS, with average ticket revenue per PFS for the quarter decreasing 6.9 percent year-over-year to $76.65.

Cost Performance
Total operating expenses in the first quarter 2012 were $264.3 million, up 28.4 percent over the same period in 2011 primarily due to increased flight volumes and higher fuel expense. Fuel expense increased $27.8 million due to a 14.5 percent increase in the average economic fuel price per gallon to $3.31 and a 16.2 percent increase in fuel volume on a 17.7 percent increase in capacity.

Cost per available seat mile excluding special items and fuel (“CASM ex-fuel”) for the first quarter 2012 was 5.99 cents, an increase of 5.6 percent year-over-year. Average stage length for the first quarter 2012 decreased 5.1 percent compared to the first quarter 2011, contributing 2.7 percentage points of the 5.6 percent year-over-year increase in CASM ex-fuel.

Other primary drivers of increased CASM ex-fuel year-over-year were higher other operating expense and labor expense per ASM. Increased other operating expense per ASM was due in part to higher average ground handling rates as Spirit has added capacity in higher cost markets. These markets were targeted for growth because the Company believes their high margin potential more than offsets the higher associated costs. The increase in other operating expense per ASM was also driven by an increase in training costs, including travel and lodging, associated with ramping up its crew and airport service personnel in anticipation of its planned capacity growth in the coming months. This ramp up of personnel was also a primary driver of higher labor costs per ASM.

“Despite achieving among the best first quarter results in the industry, we will not relax our vigilance toward further improving our cost structure," commented Ted Christie, Spirit's Chief Financial Officer.  “I am pleased to have joined the Spirit team and recognize the achievements Spirit has made over the last few years to reduce its cost structure.  However, we must remain focused on offsetting cost headwinds, including rising jet fuel prices and aircraft maintenance expenses, in order to maintain our competitive advantage.”

Selected Balance Sheet and Cash Flow Items
At the end of the first quarter 2012, Spirit had $420.8 million in unrestricted cash and cash equivalents with no restricted cash balance and no debt on its balance sheet. During the first quarter 2012, Spirit had $79.7 million in net cash flow from operations.

Fleet
Spirit took delivery of three A320s in the first quarter, ending the quarter with 40 aircraft in its fleet. Spirit expects to take delivery of four additional A320s before year-end 2012.

First Quarter 2012 and Other Current Highlights

•	Recently added/announced new service between (service start date):

◦	Dallas/Fort Worth and Atlanta (2/9/12)

◦	Dallas/Fort Worth and Orlando (2/9/12)

◦	Dallas/Fort Worth and New York LaGuardia (2/9/12)

◦	Phoenix-Mesa and Las Vegas (2/9/12)

◦	Phoenix-Mesa and Dallas/Fort Worth (3/22/12)

◦	Dallas/Fort Worth and Boston (3/22/12)

◦	Denver and Chicago (5/3/12)

◦	Denver and Dallas/Fort Worth (5/3/12)

◦	Denver and Fort Lauderdale (5/3/12)

◦	Denver and Las Vegas (5/3/12)

◦	Dallas/Fort Worth and Myrtle Beach (5/3/12)

◦	Dallas/Fort Worth and Tampa (5/4/12)

◦	Atlantic City and Atlanta (5/17/12)

◦	Latrobe/Pittsburgh and Orlando (5/17/12)

◦	Minneapolis-St. Paul and Chicago (5/31/12)

◦	Minneapolis-St. Paul and Las Vegas (5/31/12)

◦	Dallas/Fort Worth and Toluca/Mexico City (6/21/12)

◦	Dallas/Fort Worth and Detroit (6/21/12)

◦	Dallas/Fort Worth and San Diego (6/21/12)

◦	Dallas/Fort Worth and Portland, Oregon (6/21/12)

Conference Call/Webcast Details
Spirit will conduct a conference call to discuss these results today, May 1, 2012, at 1:00 p.m. ET. A live audio webcast of the conference call will be available to the public on a listen-only basis at http://ir.spirit.com. An archive of the webcast will be available under Webcasts & Presentations for 60 days.

About Spirit Airlines
Spirit Airlines (NASDAQ: SAVE) empowers customers to save money on air travel by offering ultra low base fares with a range of optional services for a fee, allowing customers the freedom to choose only the extras they value. This innovative approach grows the traveling market and stimulates new economic activity while creating new jobs.  Spirit's modern fleet, configuration and other innovations enable Spirit to burn less fuel per seat than competitors, making Spirit one of the most environmentally-friendly U.S. carriers.  Spirit's all-Airbus fleet currently operates more than 190 daily flights to over 50 destinations within the U.S., Latin America and Caribbean.  Visit Spirit at www.spirit.com.

Forward-Looking Statements
Statements in this release contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. When used in this release, the words “expects,” “estimates,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe the Company's objectives, plans or goals, or actions the Company may take in the future, are forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company's intentions and expectations regarding the delivery schedule of aircraft on order and announced new service routes and customer savings programs. All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements are subject to a number of factors that could cause the Company's actual results to differ materially from the Company's expectations, including the competitive environment in the airline industry; the Company's ability to keep costs low; changes in fuel costs; the impact of worldwide economic conditions on customer travel behavior; the Company's ability to generate non-ticket revenues; and government regulation. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K for the year ended December 31, 2011.
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Investor Relations Contact:
DeAnne Gabel
Director, Investor Relations
954-447-7920
InvestorRelations@spirit.com

Media Contacts:
Misty Pinson
Director, Corporate Communications
misty.pinson@spirit.com
954-628-4827/cell (954) 918-9432

Manuel Jaquez (Latin America & Caribbean)
Senior Manager Commercial - Latin America
manuel.jaquez@spirit.com
954-628-4898

SPIRIT AIRLINES, INC.
Statement of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,		Percent
	2012	2011	Change
Operating revenues:
Passenger	$180,078	$153,280	17.5
Non-ticket	121,417	79,382	53.0
Total operating revenue	301,495	232,662	29.6
Operating expenses:
Aircraft fuel	108,725	80,912	34.4
Salaries, wages and benefits	52,654	43,193	21.9
Aircraft rent	32,873	27,708	18.6
Landing fees and other rents	15,114	11,655	29.7
Distribution	14,201	11,932	19.0
Maintenance, materials and repairs	10,414	8,058	29.2
Depreciation and amortization	2,870	1,546	85.6
Other operating	27,023	20,733	30.3
Loss on disposal of assets	449	—	na
Special charges (1)	(72)	81	na
Total operating expenses	264,251	205,818	28.4
Operating income	37,244	26,844	38.7
Other (income) expense:
Interest expense	540	14,286	na
Capitalized interest	(540)	(1,037)	na
Interest income	(415)	(86)	na
Other expense	43	48	(10.4)
Total other (income) expense	(372)	13,211	(102.8)
Income before income taxes	37,616	13,633	175.9
Provision for income taxes	14,197	5,750	146.9
Net income	$23,419	$7,883	197.1
Net income per share, basic	$0.32	$0.30	6.7
Net income per share, diluted	$0.32	$0.30	6.7
Weighted average shares, basic	72,292	26,348	174.4
Weighted average shares, diluted	72,499	26,689	171.6

(1) Special charges include: (i) for 2011 amounts relating to exit facility costs associated with moving our Detroit, Michigan maintenance operations to Fort Lauderdale, Florida; and (ii) for 2012 reimbursement of secondary offering costs recognized during the first quarter.

SPIRIT AIRLINES, INC.
Selected Operating Statistics
(unaudited)

	Three Months Ended March 31,
Operating Statistics	2012	2011	Change
Available seat miles (ASMs) (thousands)	2,589,014	2,200,097	17.7%
Revenue passenger miles (RPMs) (thousands)	2,194,350	1,847,280	18.8%
Load factor (%)	84.8	84.0	0.8	pts
Passenger flight segments (thousands)	2,349	1,863	26.1%
Block hours	44,473	38,150	16.6%
Operating revenue per ASM (RASM) (cents)	11.65	10.58	10.1%
Average yield (cents)	13.74	12.59	9.1%
Average ticket revenue per passenger flight segment ($)	76.65	82.30	(6.9)%
Average non-ticket revenue per passenger flight segment ($)	51.68	42.62	21.3%
Total revenue per passenger flight segment ($)	128.33	124.92	2.7%
CASM (cents)	10.21	9.35	9.2%
CASM excluding unrealized (gains) and losses and special items (cents) (1)	10.18	9.38	8.5%
CASM excluding fuel and special items (cents) (2)	5.99	5.67	5.6%
Fuel gallons consumed (thousands)	32,730	28,172	16.2%
Average economic fuel cost per gallon ($)	3.31	2.89	14.5%
Aircraft at end of period	40	35	14.3%
Average daily Aircraft utilization (hours)	12.8	12.6	1.6%
Average stage length (miles)	912	961	(5.1)%
Airports served at end of period	50	44	13.6%

(1)	Excludes unrealized mark-to-market (gains) and losses and special items as described in the “Reconciliation of Adjusted Operating Income to GAAP Operating Income” table below.

(2)
Excludes all components of fuel expense, including realized and unrealized mark-to-market hedge (gains) and losses, and special items as described in the “Reconciliation of Adjusted Operating Income to GAAP Operating Income” table below.

The Company is providing a reconciliation of GAAP financial information to non-GAAP financial information as it believes that non-GAAP financial measures provide management and investors the ability to measure the performance of the Company on a consistent basis. These non-GAAP financial measures have limitations as an analytical tool. Because of these limitations, determinations of Spirit's operating performance excluding unrealized gains and losses or special items, as well as pro forma results reflecting the IPO and related recapitalization, should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
Reconciliation of Adjusted Net Income to GAAP Net Income (1)
(unaudited)

	Three Months Ended
	March 31,
		Pro forma
(in thousands, except per share data)	2012	2011 (1)
Net income, as reported	$23,419	$7,883
Add: Provision for income taxes	14,197	5,750
Income before income taxes, as reported	37,616	13,633

Add: Unrealized mark-to-market (gains) and losses	258	(546)
Add special items:
Loss on disposal of assets	449	—
Special charges	(72)	81
Income before income taxes, non-GAAP (2)	38,251	13,168

Add: Interest expense	—	14,286
Income before income taxes, non-GAAP (1) (2)	38,251	27,454
Provision for income taxes	14,421	10,512
Adjusted net income, non-GAAP (1) (2)	$23,830	$16,942

Weighted average shares, basic	72,292	71,320
Weighted average shares, diluted	72,499	71,661

Adjusted net income per share, basic	$0.33	$0.24
Adjusted net income per share, diluted	$0.33	$0.24

(1)
Pro forma earnings for first quarter 2011 is presented to give effect to the following as if the IPO and related recapitalization occurred as of January 1, 2010: (i) the elimination of all of Spirit's outstanding indebtedness and preferred stock, and the termination of any outstanding letter of credit facility supporting collateral obligations due to Spirit's credit card processors through (x) the application of a portion of the IPO net proceeds, (y) the exchange of any notes not repaid with IPO net proceeds for shares of common stock and (z) the exchange of any shares of preferred stock not redeemed with IPO net proceeds for shares of common stock; (ii) adding back to net income the interest expense recorded in Spirit's statement of operations related to the indebtedness and preferred stock retired; (iii) the issuance of shares of common stock by Spirit in the IPO and the related recapitalization; and (iv) the estimated tax impact resulting from the above transactions.

(2)	Excludes unrealized mark-to-market (gains) and losses and special items as described in the “Reconciliation of Adjusted Operating Income to GAAP Operating Income” table below.

Reconciliation of CASM ex-fuel to CASM
(unaudited)

	Three Months Ended
	March 31,
(in thousands, except CASM data in cents)	2012	2011
Total operating expenses, as reported	$264,251	$205,818
Less: Unrealized mark-to-market (gains) and losses (1)	258	(546)
Less special items: (2)
Loss on disposal of assets	449	—
Special charges (3)	(72)	81
Operating expenses, non-GAAP (4)	263,616	206,283
Less: Economic fuel expense, non-GAAP	108,467	81,458
Operating expenses excluding fuel, non-GAAP (5)	$155,149	$124,825

Available seat miles	2,589,014	2,200,097

CASM (cents)	10.21	9.35
CASM excluding unrealized hedge (gains) and losses
and special items (cents)	10.18	9.38
CASM ex-fuel (cents)	5.99	5.67

Reconciliation of Adjusted Operating Income to GAAP Operating Income
(unaudited)

	Three Months Ended
	March 31,
(in thousands)	2012	2011
Operating income, as reported	$37,244	$26,844

Add: Unrealized mark-to-market (gains) and losses (1)	258	(546)
Add special items: (2)
Loss on disposal of assets	449	—
Special charges (3)	(72)	81
Operating income, non-GAAP	$37,879	$26,379
Operating margin (4)	12.6%	11.3%

(1)	Unrealized mark-to-market (gains) and losses are comprised of non-cash adjustments to aircraft fuel expenses.

(2)	Special items include loss on disposal of assets and special charges.

(3)
Special charges include: (i) for 2011 amounts relating to exit facility costs associated with moving our Detroit, Michigan maintenance operations to Fort Lauderdale, Florida; and (ii) for 2012 reimbursement of secondary offering costs recognized during the first quarter.

(4)	Excludes unrealized fuel hedge (gains) and losses and special items.

(5)	Excludes all components of fuel expense, including realized and unrealized fuel hedge (gains) and losses, and special items.

The Company's economic fuel cost per gallon differs from GAAP results in that it only includes the cash settlements related to fuel hedge contracts that settled during the period whereas the GAAP results also include the non-cash mark-to-market impact of all fuel hedge contracts expected to settle in future periods. The Company believes that net fuel hedge adjustments provide management and investors the ability to better assess and compare its performance.
Reconciliation of non-GAAP Economic Fuel Expense to GAAP Fuel Expense
(unaudited)

	Three Months Ended
	March 31,
(in thousands, except per gallon data)	2012	2011
Fuel Expense
Aircraft fuel, as reported	$108,725	$80,912
Less: Unrealized mark-to-market (gains) and losses	258	(546)

Economic fuel expense, non-GAAP	$108,467	$81,458

Fuel gallons consumed	32,730	28,172

Economic fuel cost per gallon, non-GAAP	$3.31	$2.89

Reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDAR to GAAP net income
(unaudited)

	Three Months Ended
	March 31,
(in thousands)	2012	2011
Net income, as reported	$23,419	$7,883
Add: Provision (benefit) for income taxes	14,197	5,750
Income before income taxes, as reported	37,616	13,633
Add:
Interest expense	540	14,286
Capitalized interest	(540)	(1,037)
Interest income	(415)	(86)
Depreciation and amortization	2,870	1,546
EBITDA	40,071	28,342
Other expense	43	48
Unrealized mark-to-market (gains) and losses	258	(546)
Loss on disposal of assets	449	—
Special charges	(72)	81
Adjusted EBITDA	40,749	27,925
Aircraft rent	32,873	27,708
Adjusted EBITDAR (1)	$73,622	$55,633
Adjusted EBITDAR margin (1)	24.4%	23.9%

(1)	Excludes unrealized mark-to-market fuel hedge (gains) and losses and special items as described in the "Reconciliation of Adjusted Operating Income to GAAP Operating Income" table above.

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